Exhibit 99.1

Company Contact:

Ronald H. Spair

Chief Financial Officer

610-882-1820

Investorinfo@orasure.com

www.orasure.com

OraSure Announces 2012 Third Quarter Financial Results

BETHLEHEM, PA – November 7, 2012 – (Globe Newswire) – OraSure Technologies, Inc. (NASDAQ: OSUR), a market leader in oral fluid diagnostics, today announced its consolidated financial results for the third quarter and nine months ended September 30, 2012.

Quarterly Highlights

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Consolidated revenues were $22.1 million for the third quarter of 2012, a 2% increase from the comparable quarter of 2011. Revenues for the current quarter included $3.3 million from the Company’s molecular collection systems subsidiary, DNA Genotek Inc. (“DNAG”), acquired in August 2011. DNAG revenues from the August 17, 2011 acquisition date through September 30, 2011 were $2.0 million.

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Consolidated revenues were $65.7 million for the nine months ended September 30, 2012, a 13% increase from the comparable period of 2011. Revenues for the current period included $10.0 million from DNAG operations compared to $2.0 million in the nine months ended September 30, 2011.

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On July 3, 2012, the FDA issued a pre-market approval for the Company’s OraQuick® In-Home HIV Test for sale into the over-the-counter (“OTC”) market. The OraQuick® In-Home HIV Test can detect antibodies to both HIV-1 and HIV-2 with an oral swab, providing a confidential in-home testing option with results in as little as 20 minutes. This is the first rapid diagnostic test for any infectious disease that has been approved by the FDA for sale over the counter.

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During the last week of September 2012, the Company completed its first shipments of its OraQuick® In-Home HIV test to various retailers. No revenue was recorded related to these shipments as revenue will be deferred until consummation of sales to retail customers either in a store or over the internet. Approximately $3.6 million was recorded for this product in accounts receivable and accrued in deferred revenue as of September 30, 2012.

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Consolidated net loss for the third quarter of 2012 was $2.4 million, or $0.04 per share, which compares to a net loss of $3.9 million, or $0.08 per share, for the third quarter of 2011. The third quarter 2011 net loss included $2.1 million of transaction related costs and a $763,000 purchase accounting adjustment associated with the acquisition of DNAG.

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Consolidated net loss for the nine months ended September 30, 2012 was $9.2 million, or $0.18 per share, which compares to a net loss of $9.0 million, or $0.19 per share, for the nine months ended September 30, 2011.

“The third quarter included historic achievements for our Company,” said Douglas A. Michels, President and Chief Executive Officer of OraSure Technologies. “We began the quarter with the receipt of FDA approval for our OraQuick® In-Home HIV Test, making it the first and only rapid infectious disease test ever approved for OTC sale, and we ended with the completion of our first shipments of this product to retailers around the country. We also commenced the commercial launch of this product in October with the initiation of a robust promotional campaign to build product and brand awareness on a national basis. We intend to continue to devote the time and resources needed to maximize both the public health benefits and market potential of this important new product.”

Financial Results

Product revenues for the quarter and the nine month period ended September 30, 2012 increased 1% and 12%, respectively, primarily as a result of higher molecular collection system sales and higher sales of the Company’s cryosurgical systems products. These increases were partially offset by lower sales of the Company’s infectious disease testing, substance abuse testing and insurance risk assessment products.

Licensing and product development revenues for the third quarter of 2012 increased $108,000, or 39%, reflecting royalties received under a license related to the Company’s cryosurgical patents. Licensing and product development revenues for the nine months ended September 30, 2012 increased by $863,000, or 86%, primarily as a result of a $1.0 million milestone payment received under the terms of the Company’s HCV collaboration agreement with Merck, partially offset by lower royalties related to the Company’s cryosurgical patents.

Consolidated gross margin for the three and nine months ended September 30, 2012 and 2011 was 63% and 64%, respectively.

Consolidated operating expenses decreased to $16.8 million in the third quarter of 2012 from $17.8 million in the comparable period of 2011. For the nine months ended September 30, 2012, consolidated operating expenses were $52.4 million, an increase over the $46.2 million reported for the nine months ended September 30, 2011.

The decrease in operating expenses for the third quarter of 2012 was the result of lower clinical trial costs related to the Company’s OraQuick® In-Home HIV test and lower general and administrative expenses caused by the absence in the current period of $2.1 million of DNAG transaction costs incurred during the third quarter of 2011. These decreases in expenses were partially offset by $1.8 million of additional sales and marketing costs related to the commercialization of the Company’s OraQuick® In-Home HIV test and the inclusion of a full quarter of DNAG operating expenses in the third quarter of 2012.

The increase in operating expense for the nine months ended September 30, 2012 resulted from the inclusion of DNAG operating expenses for the full nine months in 2012, an additional $4.7 million of sales and marketing costs related to the OraQuick® In-Home HIV Test commercialization and higher staffing costs included in general and administrative expenses. These increases were partially offset by lower clinical trial costs related to the Company’s OraQuick® In-Home HIV Test and lower consulting and legal fees reflecting the absence of $2.5 million of DNAG transaction costs incurred in 2011.

For the three and nine months ended September 30, 2012, the Company recorded an income tax benefit of $527,000 and $1.1 million, respectively, associated with the DNAG loss before income taxes and certain Canadian research and development and investment tax credits. The income tax benefit recorded for the nine month period was negatively impacted by a second quarter adjustment to the Company’s Canadian deferred tax liability to reflect a change in enacted Canadian provincial income tax rates.

Cash totaled $89.4 million at September 30, 2012 compared to $23.9 million at December 31, 2011. Working capital was $106.6 million at September 30, 2012 compared to $30.9 million at December 31, 2011. On July 11, 2012, the Company completed a secondary offering of 6.1 million shares of its common stock, resulting in net proceeds of $70.3 million after expenses of the offering.

Fourth Quarter 2012 Outlook

The Company expects total consolidated revenues to range from $20.5 to $21.0 million and is projecting a consolidated net loss of approximately $0.13 – $0.15 per share for the fourth quarter of 2012.

Financial Data

Condensed Consolidated Financial Data

(In thousands, except per-share data)

	Unaudited
	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Results of Operations
Revenues	$22,115	$21,714	$65,675	$58,191
Cost of products sold	8,227	8,120	23,356	21,070

Gross profit	13,888	13,594	42,319	37,121

Operating expenses:
Research and development	2,994	5,546	9,551	15,110
Sales and marketing	8,602	5,742	25,490	16,026
General and administrative	5,220	6,510	17,398	15,103

Total operating expenses	16,816	17,798	52,439	46,239

Operating loss	(2,928)	(4,204)	(10,120)	(9,118)
Other expense	(34)	(30)	(267)	(153)

Loss before income taxes	(2,962)	(4,234)	(10,387)	(9,271)
Income tax benefit	(527)	(315)	(1,138)	(315)

Net loss	$(2,435)	$(3,919)	$(9,249)	$(8,956)

Loss per share:
Basic and Diluted	$(0.04)	$(0.08)	$(0.18)	$(0.19)

Weighted average shares:
Basic and Diluted	54,441	47,028	50,177	46,788

Summary of Revenues by Market and Product (Unaudited)

	Three Months Ended September 30,
	Dollars			Percentage of Total Revenues
Market	2012	2011	% Change	2012	2011

Infectious disease testing	$10,717	$11,854	(10)%	48%	55%
Substance abuse testing	2,331	2,765	(16)	11	13
Cryosurgical systems	4,199	3,395	24	19	16
Molecular collection systems	3,353	2,022	66	15	9
Insurance risk assessment	1,128	1,399	(19)	5	6

Product revenues	21,728	21,435	1	98	99
Licensing and product development	387	279	39	2	1

Total revenues	$22,115	$21,714	2%	100%	100%

	Nine Months Ended September 30,
	Dollars			Percentage of Total Revenues
Market	2012	2011	% Change	2012	2011

Infectious disease testing	$30,880	$33,100	(7)%	47%	57%
Substance abuse testing	7,305	9,011	(19)	11	16
Cryosurgical systems	12,181	8,907	37	19	15
Molecular collection systems	9,992	2,022	394	15	3
Insurance risk assessment	3,448	4,145	(17)	5	7

Product revenues	63,806	57,185	12	97	98
Licensing and product development	1,869	1,006	86	3	2

Total revenues	$65,675	$58,191	13%	100%	100%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
OraQuick® Revenues	2012	2011	% Change	2012	2011	% Change

Domestic HIV	$8,527	$10,010	(15)%	$25,106	$28,948	(13)%
International HIV	884	878	1	2,287	2,290	—
Domestic HCV	678	332	104	1,958	464	322
International HCV	241	93	159	734	284	158

Total OraQuick® revenues	$10,330	$11,313	(9)%	$30,085	$31,986	(6)%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Intercept® Revenues	2012	2011	% Change	2012	2011	% Change

Domestic	$1,499	$1,947	(23)%	$4,981	$5,909	(16)%
International	279	438	(36)	616	1,472	(58)

Total Intercept® revenues	$1,778	$2,385	(25)%	$5,597	$7,381	(24)%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Cryosurgical Systems Revenues	2012	2011	% Change	2012	2011	% Change

Professional domestic	$2,025	$2,042	(1)%	$5,342	$5,097	5%
Professional international	453	402	13	1,110	989	12
Over-the-Counter	1,721	951	81	5,729	2,821	103

Total cryosurgical systems revenues	$4,199	$3,395	24%	$12,181	$8,907	37%

Condensed Consolidated Balance Sheets

(Unaudited)	September 30, 2012	December 31, 2011
Assets

Cash	$89,415	$23,878
Accounts receivable, net	19,310	17,159
Inventories	12,845	9,621
Other current assets	2,037	2,178
Property and equipment, net	18,811	19,855
Intangible assets, net	28,351	30,383
Goodwill	25,682	24,740
Other non-current assets	105	47

Total assets	$196,556	$127,861

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$—	$7,292
Accounts payable	5,132	4,142
Accrued expenses	11,867	10,542
Other liabilities	67	—
Deferred income taxes	4,705	5,636
Stockholders’ equity	174,785	100,249

Total liabilities and stockholders’ equity	$196,556	$127,861

	Nine months ended
	September 30,
Additional Financial Data (Unaudited)	2012	2011

Capital expenditures	$1,402	$1,806
Net proceeds from public offering	$70,293	$—
Acquisition of DNA Genotek, Inc., net of cash acquired	$—	$49,973
Depreciation and amortization	$5,455	$3,011
Stock based compensation	$3,845	$3,016
Cash used in operating activities	$4,006	$4,079

Conference Call

The Company will host a conference call and audio webcast to discuss the Company’s 2012 third quarter financial results, business developments and financial guidance for the fourth quarter of 2012, beginning today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). On the call will be Douglas A. Michels, President and Chief Executive Officer, and Ronald H. Spair, Chief Financial Officer and Chief Operating Officer. The call will include prepared remarks by management and a question and answer session.

In order to listen to the conference call, please either dial 877-348-9357 (Domestic) or 970-315-0488 (International) and reference Conference ID #51186733, or go to OraSure Technologies’ web site, www.orasure.com, and click on the Investor Info link. A replay of the call will be archived on OraSure Technologies’ web site shortly after the call has ended and will be available for seven days. A replay of the call can also be accessed until November 14, 2012, by dialing 855-859-2056 (Domestic) or 404-537-3406 (International) and entering the Conference ID #51186733.

About OraSure Technologies

OraSure Technologies is a leader in the development, manufacture and distribution of oral fluid diagnostic and collection devices and other technologies designed to detect or diagnose critical medical conditions. Its innovative products include rapid tests for the detection of antibodies to HIV and HCV at the point of care and testing solutions for detecting various drugs of abuse. In July 2012, the Company received approval from the U.S. Food and Drug Administration for the Company’s OraQuick® In-Home HIV Test for sale directly to consumers in the over-the-counter (OTC) market – making it the first and only rapid OTC HIV test approved in the U.S. In addition, the Company is a leading provider of oral fluid sample collection, stabilization and preparation products for molecular diagnostic applications. OraSure’s portfolio of products is sold globally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, research and academic institutions, distributors, government agencies, physicians’ offices, and commercial and industrial entities. The Company’s products enable healthcare providers to deliver critical information to patients, empowering them to make decisions to improve and protect their health. For more information on OraSure Technologies, please visit www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to expected revenues and earnings/loss per share. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: ability to market and sell products, whether through an internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; failure of distributors or other customers to meet purchase forecasts or minimum purchase requirements for the Company’s products; impact of replacing distributors and success of direct sales efforts; inventory levels at distributors and other customers; ability to integrate and realize the full benefits of the Company’s acquisition of DNA Genotek; ability of DNA Genotek to achieve its financial and strategic objectives; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; impact of the economic downturn, high unemployment and poor credit conditions; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products, including the OraQuick® In-Home HIV Test; market acceptance of oral fluid testing or other products; changes in market acceptance of products based on product performance, extended shelf life or other factors; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical product components; availability of related products produced by third parties or products required for use of our products; history of losses and ability to achieve sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of our stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors are discussed more fully in the Company’s Securities and Exchange Commission filings, including its registration statements, Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

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